Exhibit 10.44

CỘNG HÒA XÃ HỘI CHỦ NGHĨA VIỆT NAM
Ðộc lập - Tự do - Hạnh phúc
———o0o———

BẢN THỎA THUẬN THUÊ ÐẤT
LAND LEASE AGREEMENT

Số / No :             /TT-TÐ/KCNC-2009

Hôm nay, ngày .........  tháng .......... năm ................, chúng tôi gồm có :
  On this day, ...............  month............ year.................., the parties consisting of :

1.	BAN QUẢN LÝ KHU CÔNG NGHỆ CAO TP. HCM (SHTP) (Sau đây gọi là Bên A ).
BOARD OF MANAGEMENT OF SAIGON HI-TECH PARK (Hereafter referred to as Party A)

Ðại diện/Legal Representative	: Ông/Mr LÊ THÁI HỶ - Trưởng ban/President
Ðịa chỉ/Address	: Quốc lộ 52, Xa lộ Hà Nội, Đường D1, Quận 9, Thành phố Hồ Chí Minh.
Ðiện thoại/Telephone No	: (84.8) 37.360.291
Fax/Facsimile No	: (84.8) 37.360.292.
Số tài khoản/Bank Account No	: 314-10-37-000249-6 (USD) – 314-10-00-026465-4 (VNĐ) tại
Ngân Hàng Đầu tư và Phát triển Việt Nam – Chi nhánh Đông Sài Gòn /at Bank for Investment and Development of Vietnam – Eastern Saigon Branch.

2.	Dot VN, INC.(Sau đây gọi là Bên B).
Dot VN, INC. (Hereafter referred to as Party B)

Ðại diện/Legal Representative	: Ông/Mr Phuoc Lee Johnson – Tổng giám đốc
Địa chỉ/Address	: 9449 Balboa Ave, Suite 114, San Diego, CA 92123, USA
Ðiện thoại/Telephone No	: (1-858) 571-2007
Fax/Facsimile No	: (1-858) 571-8497
Số tài khoản/Bank Account No	: 832-6151100 tại Ngân hàng Wells Fargo

Sau khi bàn bạc, chúng tôi cùng nhất trí các điều khoản và điều kiện sau đây :
Both parties have mutually agreed to sign the Land Lease Agreement with the terms and conditions as follows:

ÐIỀU / ARTICLE 1 :

Bên A đồng ý cho Bên B đặt cọc tiền để giữ 01 lô đất tại Khu công nghệ cao TP.HCM với tổng diện tích là 6040m2 (Sáu ngàn không trăm bốn mươi mét vuông) (số diện tích chính xác sẽ được xác định theo diện tích giao thực tế tại hiện trường) để triển khai dự án theo Giấy chứng nhận đầu tư sẽ được cấp phép. Giá thuê đất kể từ ngày ký Hợp đồng thuê đất là 4 (bốn) Đôla Mỹ/ m2/năm (chưa có thuế giá trị gia tăng).

Party A agrees to a deposit from Party B to preserve the land lot with a total area of  6040 m2 (six thousand and forty square meters) (the accurate area will be adjusted based on actual delivery) for the purpose of project as stated in the Investment License. The land rent since the signing date of the Land Lease Contract will be US$ 4 (four)/m2/year (VAT not included)

1.1.	Thời gian thuê đất kể từ ngày ký Hợp đồng thuê đất là 50 (năm mươi) năm.
The Lease commencing from the signing date of the Land Lease Contract is 50 (fifty) years.

1.2.	Tổng số tiền thuê đất là 6040 m2 x 4USD x 50 năm = 1.208.000 USD (Một triệu hai trăm lẻ tám ngàn đô la Mỹ) (chưa có thuế giá trị gia tăng).
Thanh toán tiền thuê đất theo tỷ giá của ngân hàng ngoại thương Việt Nam tại thời điểm thanh toán (nếu sử dụng VNĐ)
The total land rent is 6040 m2 x 4USD x 50 years = 1,208,000 US$ (one million two hundred and eight thousand US dollars) (exclusive of VAT)
Land lease payment should be paid according to the exchange rate of Bank for Investment and Development of Viet Nam at the payment’s time (if use VNĐ).

1.3.	Vị trí lô đất : Lô T1-1, Khu công nghệ Cao, Quận 9, T.p Hồ Chí Minh.
The lot location: lot T1-1, SHTP, District 9, HCMC.

ÐIỀU / ARTICLE 2 :

2.1
Trong vòng 30 (ba mươi) ngày kể từ ngày ký Bản thỏa thuận này, Bên B phải đặt cọc cho Bên A số tiền bằng 10% (mười phần trăm) của tổng số tiền thuê đất, tức số tiền là: 120.800 USD (một trăm hai mươi ngàn tám trăm đô la Mỹ). Nếu Bên B không thực hiện đúng và đủ Ðiều này thì Bản thỏa thuận này không còn hiệu lực.

Within 30 (thirty) days after signing this Land Lease Agreement, Party B will pay Party A a deposit of 10% (ten percents) of the total land rent, which is 120,800 US$ (one hundred twenty thousand and eight hundred US dollars). If Party B would not fully carry out this Article, this Land Lease Agreement will be invalidated.

2.2
Trong vòng 30 (ba mươi) ngày kể từ ngày ký Hợp đồng thuê đất, Bên B sẽ thanh toán cho Bên A số tiền bằng 40% (bốn mươi phần trăm) của tổng số tiền thuê đất, tức số tiền thanh toán là: 483.000 USD (bốn trăm tám mươi ba ngàn đô la Mỹ).

Within 30 (thirty) days after the signing day of Land Lease Contract, Party B shall pay Party A 40% (forty percents) of the total land rent, which is 483,000 US$ (four hundred and eighty three thousands US dollars).

2.3	Tiền thuê đất còn lại 604.000 USD (sáu trăm lẻ bốn ngàn đô la Mỹ) tức 50% (năm mươi phần trăm) tổng số tiền thuê đất sẽ được Bên B thanh toán hết cho Bên A như sau:
•	25% trong vòng 6 tháng kể từ ngày nhận được chứng nhận quyền sử dụng đất theo qui định tại Luật đất đai và nghị định 99/2003/NĐ-CP ngày 28/8/2003 và

•	25% trong vòng 12 tháng kể từ ngày nhận được chứng nhận quyền sử dụng đất theo qui định tại Luật đất đai và nghị định 99/2003/NĐ-CP ngày 28/8/2003

The remaining of 604,000 US$ (six hundred and four thousand US dollars), equaling to 50% (fifty percents) of the total land rent, shall be paid up by Party B to Party A as follows:
•	25% to be paid at 06 (six) months from the receipt of the Certificate of Land Use Rights as stated in Land Law and Decree 99/2003/NÐ-CP dated 28/8/2003; and
•	25% to be paid within 12 (twelve) months from the receipt of the Certificate of Land Use Rights as stated in Land Law and Decree 99/2003/NÐ-CP dated 28/8/2003.

2.4
Nếu Bên B không thực hiện đúng theo Ðiều 2 này, Bên B sẽ phải chịu lãi suất không kỳ hạn dành cho khách hàng doanh nghiệp của Ngân hàng Ngoại thương Việt Nam – Vietcombank tại thời điểm vi phạm tính trên toàn bộ số tiền chậm thanh toán, thời gian chậm thanh toán tối đa là 02 (hai) tháng. Nếu quá thời gian này mà không có sự đồng ý bằng văn bản của Bên A, Bên A có quyền thu hồi lại lô đất quy định trong Bản thỏa thuận này. Bên B coi như từ bỏ hết quyền lợi của mình.

If Party B fails to carry out Article 2, Party B is to bear the non-tenure interest rate  for entrepreneurs announced by the Vietcombank at the time of the due date accounted on the total outstanding until completely settled. The maximum overdue payment duration is 2 (two) months. If this payment deadline is violated without written permission of Party A, Party A will have the right to retrieve the land lot-mentioned above and in that case, Party B would be considered to forfeit all its rights accordingly.

2.5 a. Bên A sẽ thu hồi lô đất và hoàn trả lại số tiền thuê đất cho Bên B chỉ khi Bên B bị mất khả năng thực hiện dự án theo các trường hợp sau:
- Bên B bị giải thể; hoặc
- Bên B bị ảnh hưởng của thiên tai; hoặc
- Bên B bị cơ quan nhà nước có thẩm quyền thu hồi đất vào mục ðích quốc phòng, an ninh, lợi ích quốc gia, lợi ích công cộng, phát triển kinh tế theo quy định tại Điều 38 của Luật  đất đai; hoặc
-  Theo thỏa thuận của hai bên

Party A will retrieve the land lot mentioned above and refund full amount to Party B only if Party B fails to implement its project as:
- Party B is liquidated prior to the contract expiration, or falls to bankruptcy
-  Party B is heavily impacted by natural disasters
-  Party B and Party A are in agreement to terminate the Land Lease Agreement
- Party B’s land is revoked by the Government Agency for the pupose of: national defence, security, public benefit and economic development according to Item no 38 of Land Law.

b. Trong các trường hợp khác, Bên A sẽ thu hồi lô đất và không hoàn trả lại số tiền thuê đất khi Bên B không triển khai dự án theo tiến độ cam kết tại giấy phép đầu tư và hợp đồng thuê đất.

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Party A will retrieve the land lot mentioned above without triggering any compensation or refunding to Party B if Party B fails to implement its projects other than cases defined in point 2.5a of this agreement.

2.6
Sau khi  Bên B thanh toán đủ 50% tiền thuê đất, Bên A sẽ hỗ trợ tiến hành các thủ tục cấp giấy quyền sử dụng đất. Bên B sẽ được giao Giấy chứng nhận quyền sử dụng đất theo Luật đất đai và Nghị định 99/2003/NÐ-CP ngày 28/8/2003.

After Party B pays 50% of the total land rent, Party A will assist Party B in applying for the Land Use Rights Certificate. The Certificate of Land Use Rights will be issued to Party B as stated in Land Law and Decree 99/2003/NÐ-CP dated 28/8/2003.

2.7
Nơi nộp tiền thuê đất: Tại văn phòng Ban Quản Lý KCNC TPCHM – Khu Công nghệ cao thành phố Hồ Chí Minh, Quận 9, TPHCM – hoặc chuyển khoản vào tài khoản số 314-10-37-000249-6 (USD)  –  314-10-00-026465-4 (VNĐ) tại Ngân Hàng Đầu tư và Phát triển Việt Nam – Chi nhánh Đông Sài Gòn.

Payment should be made at SHTP Board of Management office – Saigon Hi-Tech Park., District 9, HCMC – or transferred to bank account no 314-10-37-000249-6 (USD) – 314-10-00-026465-4 (VNĐ) at Bank for Investment and Development of Vietnam – Eastern Saigon Branch.

ÐIỀU / ARTICLE 3:

Trong vòng 30 (ba mươi) ngày kể từ khi ký Bản thỏa thuận thuê đất này, Bên B phải nộp hồ sơ đăng ký đầu tư cùng các tài liệu liên quan khác theo luật pháp Việt Nam cho Ban quản lý Khu công nghệ cao thành phố Hồ Chí Minh.
Within 30 (thirty) days from  the signing date of this Land Lease Agreement, Party B must submit their investment registration profile and other related documents as required by SHTP Board of Management.

ÐIỀU / ARTICLE 4:

4.1
Nếu đơn xin đăng ký đầu tư được Ban quản lý Khu công nghệ cao (hoặc cơ quan chức năng) chấp thuận, trong vòng 30 (Ba mươi) ngày kể từ khi nhận được Giấy chứng nhận đầu tư Bên B phải ký kết Hợp đồng thuê đất chính thức theo diện tích đất thuê thực tế.

If Party B’s investment application is approved by SHTP Board of Management (or other authorities), within 30 (thirty) days after receiving the Investment Registration Certificate or the Investment License, Party B must sign the Land Lease Contract that defines the actual land area.

4.2
Nếu hai Bên đồng ý chấm dứt Thỏa thuận thuê đất hoặc nếu đơn xin đăng ký đầu tư của Bên B không được Ban quản lý Khu công nghệ cao (hoặc cơ quan chức năng) chấp thuận thì Bên A sẽ hoàn trả toàn bộ số tiền đặt cọc (không lãi) cho Bên B trong vòng 30 (ba mươi) ngày kể từ ngày hai Bên chấm dứt thỏa thuận hoặc từ ngày Bên B nhận được công văn từ chối cấp phép đầu tư  của Ban quản lý Khu công nghệ cao (hoặc cơ quan chức năng)

If Party B and Party A are in agreement to terminate the Land Lease Agreement or Party B’s investment application is rejected by SHTP Board of Management (or other authorities), Party A will refund the whole deposit (without interest) to Party B within 30 (thirty) days from the termination date or the issuing date of written notice of reject from SHTP Board of Management (or other authorities).

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ÐIỀU 5 / ARTICLE 5:

Ngoài tiền thuê đất, Bên B còn phải trả cho Bên A phí sử dụng các tiện ích công cộng, phí duy tu cơ sở hạ tầng theo quy định của Bên A hoặc theo bên được Bên A chỉ định. Ngoài ra Bên B còn phải thanh toán tiền điện, nước, điện thoại, fax, xử lý nước thải, xử lý rác và các dịch vụ khác mà Bên B sử dụng hoặc được cung cấp.
In addition to land rent, Party B has to pay Party A for the public utility expense and the public utility maintenance fee as regulated by Party A (0.48 USD/ m2/ per year) or a third party nominated by Party A. Besides, Party B has to pay for their use of electricity, water, telephone calls, faxes, waste water treatment, other waste treatment and other services provided by Party A.

ÐIỀU / ARTICLE 6:

Nếu Bên B không nộp hồ sơ xin đăng ký đầu tư trong thời hạn quy định tại Ðiều 4 trên đây hoăc không ký Hợp đồng thuê đất trong thời hạn 30 (Ba mươi) kể từ khi nhận được Giấy chứng nhận đầu tư mà không có sự thỏa thuận trước với Bên A thì số tiền đặt cọc của Bên B sẽ không được hoàn trả và Bản thỏa thuận thuê đất này chấm dứt hiệu lực.
If Party B would not submit the investment registration profile as mentioned in article 4 or would not sign the Land Lease Contract within 30 (thirty) days after receiving the Investment Registration Certificate or the Investment License without prior agreement from Party A, this Land Lease Agreement will be invalidated and Party B’s deposit will not be refunded.

ÐIỀU / ARTICLE 7:

7.1	Những điều không quy định trong Bản thỏa thuận này sẽ được thực hiện theo các văn bản pháp lý hiện hành và các văn bản pháp lý liên quan đến Khu công nghệ Cao Tp.HCM.
Other terms or conditions not mentioned in this agreement will be carried out according to current legal documents and those related to SHTP.

7.2	Sau khi ký Hợp đồng thuê đất chính thức, Hợp đồng thuê đất sẽ có giá trị cao nhất bao trùm tất cả các điều khoản và điều kiện đã nêu trong Bản thỏa thuận này.
After being signed, the Land Lease Contract will be validated as the governing legal document, which presides all terms and conditions mentioned in this agreement.

7.3	Trong quá trình thực hiện Bản thỏa thuận này nếu có gì vướng mắc, các bên cùng bàn bạc trao đổi giải quyết trên tinh thần hợp tác hai bên cùng có lợi.
During the implementation of this Agreement, should any issues arise, both parties will be in discussion on the basis of cooperation and mutual benefits.

7.4
Bản thỏa thuận này được ký tại văn phòng Ban quản lý Khu công nghệ cao TP.HCM vào ngày    9 tháng 9 năm 2009 , được lập thành 06 bản (song ngữ tiếng Việt và tiếng Anh). Mỗi Bên giữ  03 bản và các bản đều có giá trị pháp lý như nhau.

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This Agreement is signed at SHTP office on    9  September 2009    , and made into 6 (six) copies (bilingual copy of Vietnamese and English). Each Party shall keep three copies, all of equal validity.

7.5	Bản thỏa thuận này có hiệu lực kể từ ngày hai bên ký.
This Agreement is validated from the signing date.

BÊN / PARTY B Dot VN, INC.	BÊN / PARTY A BAN QUẢN LÝ KHU CÔNG NGHỆ CAO TP.HCM BOARD OF MANAGEMENT OF SAIGON HI-TECH PARK
/s/ Phuc Lee Johnson Ông / Mr. Phuoc Lee Johnson Tổng giám đốc / General Director	/s/ LÊ THÁI HỶ Ông / Mr LÊ THÁI HỶ TRƯỞNG BAN / PRESIDENT

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